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                                                                   EXHIBIT 10.12


                                    Amendment
                                       To
                Apache Corporation Money Purchase Retirement Plan

         Apache Corporation ("Apache") maintains the Apache Corporation Money Purchase Retirement Plan (the "Plan"). In section 9.4 of the Plan, Apache reserved the right to amend the Plan from time to time. Apache hereby exercises that right as follows.

1. Effective as of January 1, 2000, the phrase "Code sections 125, 402(e)(3), 402(h), 403(b), 408(p), or 457" in sections 1.11(a) and
         1.11(b) shall be replaced by the phrase "Code sections 125, 132(f)(4), 402(e)(3), 402(h), 403(b), 408(p), or 457."

2. Effective as of September 1, 2000, section 1.11(c)(i)(E) shall be replaced in its entirety by the following.

                           (E) Salary reductions that are excludable from an Employee's gross income pursuant to Code section 125 or 132(f)(4), and

3. Effective as of January 1, 2001, section 1.12(b) shall be replaced in its entirety by the following.

                  (b) An Employee shall not be a Covered Employee unless he or she is either based in the U.S. or on the U.S. payroll.

4. Effective as of January 1, 2001, section 1.20 shall be replaced in its entirety by the following.

                  1.20 "Highly Compensated Employee" means, for each Plan Year, an Employee who (a) was in the "top-paid group" during the immediately preceding Plan Year and had Compensation of $80,000 (as adjusted by the Secretary of the Treasury) or more during the immediately preceding Plan Year, or (b) is a Five-Percent Owner during the current Plan Year, or (c) was a Five-Percent Owner during the immediately preceding Plan Year. The term "top-paid group" means the top 20% of Employees when ranked on the basis of Compensation paid during the year. In determining the number of Employees in the top-paid group, the Committee may elect to exclude Employees with less than six (or some smaller number of) months of service at the end of the year, Employees who normally work less than 17 1/2 (or some fewer number of) hours per week, Employees who normally work less than six (or some fewer number of) months during any year, Employees younger than 21 (or some younger age) on the last day of the year, and Employees who are nonresident aliens who receive no earned income (within the meaning of Code section 911(d)(2)) from Apache or an Affiliated Entity that constitutes income from sources within the United States, within the meaning of Code section 861(a)(3). Furthermore, an Employee who is a nonresident alien who receives no earned income (within the meaning of Code section 911(d)(2)) from Apache or an Affiliated Entity that constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)) during the year shall not be in the top-paid group for that year.

5. Effective as of January 1, 2001, section 1.29(d) shall be replaced in its entirety by the following.

                  (d) Leased Employee Rules. See the definition of "Employee" for a description of when a leased employee (within the meaning of Code section 414(n)) is treated as an Employee. In addition, for purposes of calculating an Employee's Period of Service once an individual has become an Employee, the individual shall be treated as an Employee for any prior period during which the individual would have been a leased employee (within the meaning of Code section 414(n)) but for the fact that his or her services were not on a substantially full-time basis or were for less than a year.

6. Effective as of January 1, 2001, the following section 3.1(a)(vi) shall be added to the Plan.

                            (vi) Special Allocation for 2000. In addition to the
                  allocation provided in paragraph (ii), the eligible Participants who had the smallest "plan year compensation" (as defined below) in 2000 shall receive an additional allocation of Company Mandatory Contributions equal to 1.83% of the eligible Participant's plan year compensation in 2000. For purposes of this paragraph only, "plan year compensation" means those amounts


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                  reported as "wages, tips, other compensation" on Form W-2 by the Company or an Affiliated Entity and elective contributions that are not includable in the Employee's income pursuant to Code section 125, 132(f)(4), or 402(e)(3).

7. Effective as of July 1, 2001, section 5.1(c) shall be replaced in its entirety by the following.

                  (c) Change of Control. The Accounts of all Participants shall be fully vested as of the effective date of a "change in control." For purposes of this subsection, a "change of control" shall mean the event occurring when a person, partnership, or corporation, together with all persons, partnerships, or corporations acting in concert with each person, partnership, or corporation, or any or all of them, acquires more than 20% of Apache's outstanding voting securities; provided that a change of control shall not occur if such persons, partnerships, or corporations acquiring more than 20% of Apache's voting securities is solicited to do so by Apache's board of directors, upon its own initiative, and such persons, partnerships, or corporations have not previously proposed to acquire more than 20% of Apache's voting securities in an unsolicited offer made either to Apache's board of directors or directly to the stockholders of Apache.

8. Effective November 1, 2001 section 6.3(b) shall be replaced in its entirety by the following.

                  (b) Beneficiaries. The distributable amount that is left to a beneficiary shall be paid, at the election of the beneficiary, in the form of a single payment, installments (for non-Spouse beneficiaries), or an annuity (for Spouse beneficiaries), as described in subsection 6.4(e).

9. Effective as of November 1, 2001, sections 6.4(c), 6.4(d), and 6.4(e) shall be replaced in their entirety by the following.

                  (c) Latest Date of Distribution. The entire distributable amount shall be distributed to a Participant (i) in a single payment not later than the Required Beginning Date, or (ii) in the form of an annuity with payments beginning no later than the Required Beginning Date. The terms of the annuity shall comply with the applicable Treasury Regulations. The payment will be in the form of an annuity unless the Participant elects a single payment and, if the Participant is married, his or her Spouse consents to the single payment.

                  (d) Small Amounts. If the value of the nonforfeitable portion of a Participant's Account is $5,000 or less at any time after the Participant's termination of employment, then the Participant shall receive a single payment of the distributable amount as soon as administratively practicable, provided that the value is $5,000 or less when the distribution is processed. The Committee may elect to check the value of the Participant's Accounts on an occasional (rather than a daily) basis, to determine whether to apply the provisions of this subsection.

                  (e) Distribution Upon Participant's Death.

                           (i) Small Accounts. If the value of the
                  nonforfeitable portion of a Participant's Account is $5,000 or less at any time after the Participant's death and before any beneficiary elects to receive a distribution under this subsection, then the beneficiary or beneficiaries shall each receive a single payment of each one's distributable amount as soon as administratively practicable, provided that the aggregate value is $5,000 or less when the distribution is processed. The Committee may elect to check the value of the Participants' Accounts on an occasional (rather than a daily) basis to determine whether to apply the provisions of this subsection.

                           (ii) Larger Accounts. If paragraph (i) does not
                  apply, then each beneficiary may elect to have his or her distributable amount distributed at any time after the Participant's death, within the following guidelines. The forms of permitted distribution are a lump sum, annual installments, and for Spouse beneficiaries only, a QPSA. No distribution shall be processed until the beneficiary's identity as a beneficiary is established. The entire distributable amount shall be distributed by the last day of the calendar year containing the fifth anniversary of the Participant's death; if a Spouse


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                  beneficiary elects a QPSA, the annuity contract shall be
                  distributed by the last day of the calendar year containing the fifth anniversary of the Participant's death. A beneficiary who elects installments may elect to accelerate any or all remaining payments. In addition, if the Participant was a Five-Percent Owner who began to receive the minimum required distributions under paragraph (c)(ii), the distribution to each beneficiary must be made at least as rapidly as required by the method used to calculate the minimum required distributions that was in effect when the Five-Percent Owner died.

10. Effective as of November 1, 2001, Section 12.9(f) shall be replaced in its entirety by the following:

         (f) The Alternate Payee shall have the following rights under the Plan:

                           (i) Small Accounts. If the value of the
                  nonforfeitable portion of an Alternate Payee's Account is $5,000 or less, the Alternate Payee shall receive a single payment of the distributable amount as soon as practicable, provided that the value is $5,000 or less when the distribution is processed. The Committee may elect to check the value of the Alternate Payee's Account on an occasional (rather than a daily) basis, to determine whether this paragraph applies.

                           (ii) Single Payment or Annuity. This paragraph
                  applies only if paragraph (i) does not apply. The only form of payment available to an Alternate Payee who is not the Spouse or former Spouse of the Participant is a single payment of the distributable amount (measured at the time the payment is processed). An Alternate Payee who is the Spouse or former Spouse of the Participant may choose between a single payment of the distributable amount or an annuity. If the Alternate Payee is awarded more than the distributable amount, the Alternate Payee shall initially receive a distribution of the distributable amount, with additional distributions made as soon as administratively convenient after more of the amount awarded to the Alternate Payee becomes distributable.

                           (iii) Timing of Distribution. This paragraph applies
                  only if paragraph (i) does not apply. Subject to the limits imposed by this paragraph, the Alternate Payee may choose (or the QDRO may specify) the date of the distribution. The distribution to the Alternate Payee may occur at any time after the Committee determines that the Domestic Relations Order is a QDRO and before the Participant's Required Beginning Date (unless the order is determined to be a QDRO after the Participant's Required Beginning Date, in which case the distribution to the Alternate Payee shall be made as soon as administratively practicable after the order is determined to be a QDRO).

                           (iv) Death of Alternate Payee. The Alternate Payee
                  may designate one or more beneficiaries, as specified in
                  section 6.1. When the Alternate Payee dies, the Alternate Payee's beneficiary shall receive a complete distribution of the distributable amount in a single payment as soon as administratively convenient.

                           (v) Investing. An Alternate Payee may direct the
                  investment of his Account pursuant to section 8.3.

                           (vi) Claims. The Alternate Payee may bring claims
                  against the Plan pursuant to section 12.2.

11. Effective as of August 1, 2000, Appendix C shall be replaced in its entirety by the following and Appendix D shall be deleted:

                                   APPENDIX C

                  Over the years, the Company has engaged in numerous corporate transactions, both acquisitions and sales. This Appendix contains any special service-crediting provisions that apply to employees affected by


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         the corporate transaction (both those who are hired by the Company and those whose employment is terminated).

                                      SALES

                  The following Participants are fully vested in their Accounts in this Plan, on the following dates:

                  [none, as of July 1, 2001]

                                  ACQUISITIONS

                  A Period of Service for vesting purposes for a New Employee (listed below) shall be determined by treating all periods of employment with the Former Employer Controlled Group as periods of employment with Apache. The "Former Employer Controlled Group" means the Former Employer (listed below), its predecessor company/ies, and any business while such business was treated as a single employer with the Former Employer or predecessor company pursuant to Code section 414(b), 414(c), 414(m), or 414(o).

                  The following individuals are "New Employees" and the following companies are "Former Employers":

                       Former Employer                                                  New Employees
                       ---------------                                                  -------------

         Crescendo Resources, L.P. ("Crescendo")                           All individuals hired from April 30, 2000
                                                                           through June 1, 2000 from Crescendo and related
                                                                           companies in connection with an April 30, 2000
                                                                           asset acquisition from Crescendo.

         Collins & Ware ("C&W") and Longhorn Disposal,                     All individuals hired from C&W, Longhorn, and
         Inc. ("Longhorn")                                                 related companies in connection with a May 23,
                                                                           2000 asset acquisition from C&W and Longhorn.

         Occidental Petroleum Corporation ("Oxy")                          All individuals hired from Oxy and related
                                                                           companies in connection with an August 2000
                                                                           asset acquisition from an Oxy subsidiary.


                             -- END OF APPENDIX C --

                  IN WITNESS WHEREOF, this Amendment has been executed the date set forth below.

                                        APACHE CORPORATION


                                        By: /s/ Jeffrey M. Bender
                                            ------------------------------------

Date: August 3, 2001                    Title: Vice President - Human Resources
      --------------                           ---------------------------------



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